Exhibit 10.1.3

TV18 HSN HOLDINGS LIMITED

Registration Number 175604

(the ‘Company’)

UNANIMOUS WRITTEN RESOLUTIONS OF BOARD OF DIRECTORS OF

THE COMPANY DATED AUGUST 6, 2012

We, the undersigned, being the Directors of the Company, by virtue of Articles of Association, and by placing our signatures hereinbelow, or if this signed on different copies on the date shown on such copies, take the decisions set out hereinbelow.

Such decisions shall be valid and effective as if the same were taken at a duly convened meeting of the Directors on the date shown hereinbelow, or at any copy or copies hereof, to be the latest date that any one of us has placed his signature hereinbelow or on a copy or copies hereof.

(A)	AMENDMENT OF THE WARRANT SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE COMPANY’S SHAREHOLDERS DATED JULY 29, 2011

The copy of the draft First Amendment Agreement to the Warrant Subscription Agreement dated July 29, 2011 was circulated to the Board of Directors. Thereafter the following resolutions were unanimously approved by the Board of Directors:

a.	“RESOLVED THAT subject to the approval of the shareholders, the following amendments to the Warrant Subscription Agreement dated July 29, 2011 be and are hereby approved by the Board of Directors.

Clause 1

“Exercise Period” means the period of 18 (eighteen) months from the Closing Date (as defined hereinafter) or on the occurrence of the Liquidity Event, whichever is earlier

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Clause 3.4

The Loan Amount, along with interest due thereon, shall be repayable by HSN18 India to the Lender on the expiry of 18 (eighteen) months from the Closing Date or on the occurrence of the Liquidity Event, whichever is earlier (the “Repayment Event”)

Clause 4.1

All the Shareholder Warrants shall be mandatorily and simultaneously convertible into Series A Preference Shares each in the ratio of 1:7.31 (ie each Shareholder Warrant shall convert into 7.31 Series A Preference Shares) upon conclusion of the Exercise Period, whereupon the remaining balance per Shareholder Warrant shall be credited to Securities Premium account. Provided, however, that prior to conversion of the Shareholder Warrants, Network18 shall make the Network18 Warrants fully paid up by paying the balance subscription amount of USD 9.99 per Shareholder Warrant, subject to the provisions of Clause 5.

Clause 6

Post the conversion of Shareholder Warrants in accordance with the terms of this Agreement, the resultant shareholding pattern of the Company as on a Fully Diluted Basis shall be as under:

Shareholder	Category of shares	Number of shares	Conversion rights	Percentage holding
Network18	Equity Shares	46,308,665	Not applicable	51.46%
Network18	Series A Preference Shares	5,799,742	1:1
SAIF	Series A Preference Shares	31,170,025	1:1	30.79%
GSHS	Series A Preference Shares	1,696,040	1:1	15.05%
GSHS	Series G Preference Shares	13,542,728	1:1
ESOP	Equity Shares	2,733,482	Not applicable	2.70%

Total		101,250,682		100%

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b.	RESOLVED FURTHER THAT the Company will enter into and sign the said First Amendment Agreement to the Warrant Subscription Agreement dated July 29, 2011 with its shareholders, subject to obtaining the approval of shareholders of the Company

c.	RESOLVED FURTHER THAT Warrant Subscription Agreement dated March 6, 2012 between the Company, Network18 Holdings Limited and GS HomeShopping Inc. shall also be amended in order to incorporate the terms of the First Amendment Agreement to the Warrant Subscription Agreement dated July 29, 2011 having a bearing on the said agreement. Accordingly, subject to the approval of the shareholders, draft of the First Amendment Agreement to the Warrant Subscription Agreement dated March 6, 2012 also be and is hereby approved by the Board of Directors.”

(B)	APPROVAL OF THE TV18 HSN HOLDINGS LIMITED STOCK APPRECIATION RIGHTS PLAN, 2012 FOR GRANTING STOCK APPRECIATION RIGHTS TO THE EMPLOYEES OF COMPANY AND ITS SUBSIDIARIES.

Buoyed by the success of its earlier stock option plan viz. TV18 HSN Holdings Limited Employee Stock Option Plan 2008, the Company has decided to continue with its employee rewarding philosophy and in this regard intends to introduce another stock/cash based employee stock appreciation rights plan. Such a plan would ensure that the interests of the employees are aligned with that of the shareholders and they are constantly motivated towards the success of the business.

The copy of the draft plan was circulated to the Board of Directors. Accordingly, the Board of Directors of the Company unanimously approved the said plan by passing the following resolution:

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“RESOLVED THAT pursuant to the provisions of the Companies Law Cap. 113 including any amendments thereto, and in terms of the Memorandum and Articles of Association of the Company and any other law in force, and subject to approval of the shareholders of the Company and such other approvals, consents, permissions and sanctions as may be required from appropriate authorities or bodies, and subject to such conditions and modifications, as may be considered necessary by the Board of Directors of the Company (hereinafter referred to as “the Board”, which term shall include any Committee including Compensation Committee of the Board or Remuneration Committee), or as may be prescribed while granting such approvals, consents, permissions and sanctions, which may be accepted by the Board in its sole discretion, the consent of the Board be and is hereby accorded to offer, grant and issue in one or more tranches an aggregate of 2,733,482 Stock Appreciation Rights, to the eligible Employees of the Company and its subsidiaries, whether working in India or out of India, as may be decided by the Board under the TV18 HSN Holdings Limited Stock Appreciation Rights Plan, 2012 (hereinafter referred to as “TV18 HSN SARs 2012”) of the Company on such terms and conditions as determined by the Board in accordance with the applicable provisions of any law as may be prevailing at that time.

RESOLVED FURTHER THAT the exercise of the Stock Appreciation Rights by the eligible Employees under TV18 HSN SARs 2012 would entitle the eligible Employees for payment of cash or issuance of the Ordinary Shares of the Company to the extent of the difference between the fair market value of the Ordinary Shares of the Company and grant Exercise Price as defined in TV18 HSN SARs 2012, as determined by the Compensation Committee of the Board.

RESOLVED FURTHER THAT the Compensation Committee formed under the TV18 HSN Holdings Limited Employee Stock Option Plan 2008 be and is hereby authorized to formulate, evolve, decide upon and bring into effect TV18 HSN SARs 2012 on such terms and conditions as deem fit and to make any modification(s), change(s), variation(s), alteration(s) or revision(s) in the terms and conditions of TV18 HSN SARs 2012 from time to time including but not limited to, amendment(s) with respect to Vesting Period and schedule, Exercise Price, Exercise Period, eligibility criteria or to suspend, withdraw, terminate or revise TV18 HSN SARs 2012.

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RESOLVED FURTHER THAT in case the Stock Appreciation Rights under TV18 HSN SARs 2012 are settled by issuance of the Ordinary Shares, as per the discretion of the Compensation Committee, such Ordinary Shares may be allotted directly or through an existing trust or trust which may be set up in any permissible manner and that it may also envisage for providing any financial assistance to the trust to enable the trust to acquire, purchase or subscribe Ordinary Shares of the Company.

RESOLVED FURTHER THAT in case the Stock Appreciation Rights under TV18 HSN SARs 2012 are settled by issuance of the Ordinary Shares, the Ordinary Shares so issued and allotted by the Company shall rank pari passu in all respects with the already existing Ordinary Shares of the Company.

RESOLVED FURTHER THAT the Board of Directors of the Company and the Secretary of the Company be and are hereby severally and individually authorized to do all such acts, deeds, matters and things, including appointing any person as it may in its absolute discretion deem necessary, expedient or proper to give effect to this resolution to approve TV18 HSN SARs 2012 and to settle any questions, difficulties or doubts that may arise in this regard at any stage, without requiring the Board to secure any further consent or approval of the shareholders of the Company to the end and intent that they shall be deemed to have given their approval thereto expressly by the authority of this resolution.”

(C)	ADOPTION OF THE MATTERS APPROVED BY TV18 HSN ESOP COMPENSATION COMMITTEE

The copy of minutes of meeting of the TV18 HSN ESOP Compensation Committee dated August 3, 2012 was circulated to the Board of Directors in which the following matters were considered and approved by the TV18 HSN ESOP Compensation Committee. Accordingly the Board of Directors of the Company approved and adopted the following matters unanimously:

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1.	EXERCISE PERIOD OF THE OPTIONS UNDER TV18 HSN HOLDINGS LIMITED SHARE OPTION PLAN 2008

The Board of Directors of your Company vide resolution dated October 22nd, 2010 had permitted six key employees to exercise their options within a period of 48 months from date of the grant (relevant for each option). This was duly approved by the shareholders of the company. The Board of Directors was informed that based on the performance of these key employees, the Compensation Committee has proposed to extend the exercise period for options granted to these key employees by another 36 months. Hence, subject to the approval by the Shareholders, the total time period available for the four key (two employees had resigned) employees for exercise of options granted under the TV18 HSN Holdings Limited Share Option Plan 2008 shall be 84 months.

RESOLVED THAT, notwithstanding the provisions of Clause 13.2 of the TV18 HSN Holdings Limited Share Option Plan 2008 and subject to approval of the shareholders, the consent of the Board of Directors be and is hereby accorded for following key employees of the Company’s subsidiary viz. TV18 Home Shopping Network Limited to exercise all the options granted to them till date of this Board Meeting anytime with a period of 84 months from each grant date.

List of employees:

i.	Sundeep Malhotra

ii.	Raman Gulati

iii.	Atrash Aman

iv.	Shammi Arora

2.	OTHER MATTERS:

Date	Purpose
August 3, 2012

Increase in available pool of TV18 HSN Holdings Limited Share Option Plan 2008

159,250 options eligible for reissuance under the TV18 HSN Holdings Limited Share Option Plan 2008, since the employee had resigned and ceased to be in employment of TV18 Home Shopping Network Limited

August 3, 2012	Exercise of 205,750 options by Eligible Employees under the TV18 HSN Holdings Limited Share Option Plan 2008 Recommendation to the Board of Directors to issue necessary Ordinary Shares

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THE ABOVE RESOLUTIONS ARE DULY ADOPTED BY THE DIRECTORS OF THE COMPANY FOR THE TIME BEING THIS AUGUST 6, 2012

/s/ RAGHAV BAHL
RAGHAV BAHL	SIGNED ON AUGUST 6, 2012

/s/ RAVI CHANDRA ADUSUMALLI
RAVI CHANDRA ADUSUMALLI	SIGNED ON AUGUST 6, 2012

/s/ GEORGE FLOURENTZOU
GEORGE FLOURENTZOU	SIGNED ON AUGUST 6, 2012

/s/ MILORAD VUJNOVIC
MILORAD VUJNOVIC	SIGNED ON AUGUST 6, 2012

/s/ KIM JOON SHICK
KIM JOON SHICK	SIGNED ON AUGUST 6, 2012

/s/ CCY MANAGEMENT LIMITED
CCY MANAGEMENT LIMITED	SIGNED ON AUGUST 6, 2012

/s/ PIMIENTO LIMITED
PIMIENTO LIMITED	SIGNED ON AUGUST 6, 2012

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